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                     CHRYSALIS INTERNATIONAL CORPORATION

      BOARD OF DIRECTORS PROXY FOR SPECIAL MEETING, APRIL 30, 1999

    The undersigned, having received the Notice of Meeting and Joint Proxy Statement/Prospectus, hereby makes, constitutes and appoints Desmond H. O'Connell, Paul J. Schmitt and John G. Cooper, and each of them (each with full power of substitution respectively), trust and lawful attorneys and proxies for the undersigned to represent and vote, as indicated on the other side, all shares of Common Stock, $.01 par value, of CHRYSALIS INTERNATIONAL CORPORATION held of record by the undersigned on March 1, 1999 at the Special Meeting of Stockholders of Chrysalis International Corporation to be held on April 30, 1999 at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, and all postponements and adjournments thereof.

                        (CONTINUED ON THE REVERSE SIDE)

                                                             SEE REVERSE
                                                                 SIDE
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       Please mark your
A /X/  votes as in this
       example


                                                  FOR    AGAINST    ABSTAIN
1.  The adoption of the Agreement and Plan of     / /      / /        / /
    Merger, dated as of November 18, 1998, as amended by Amendment No. 1 dated as of March 24, 1999, which provides for the merger of a wholly owned subsidiary of Phoenix International Life Sciences Inc.
    with and into Chrysalis.

2. In their discretion, to transact such other matters as may arise relating to the conduct of the Special Meeting of stockholders or any adjournments or postponements thereof.

    This proxy when property executed will be voted in the manner directed, if no discretion is made this proxy will be voted FOR proposal No. 1.


Do you plan to attend the Special Meeting?    Yes  / /    No  / /


Signature _________________________________________________ Date ________, 1999

NOTE: Please sign this proxy as the name(s) appear above. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such.